FORM OF

AMENDMENT TO DEALER AGREEMENT

This amendment, which shall be effective as of March 22, 2024 (the “Amendment”), amends the Dealer Agreement (the “Agreement”), dated December 20, 2023, between CF Secured, LLC and UBS Asset Management (US) Inc., a registered broker-dealer that serves as exclusive national distributor of the shares (“Shares”) of the investment company(ies) listed on Schedule A of the Agreement, each of which is registered under the Investment Company Act of 1940, as amended, or is a series of a registered investment company.

WHEREAS, the parties to the Agreement hereby wish to amend Schedule B of the Agreement to provide for compensation related to a new class of Shares, Institutional Shares, on Schedule B;

NOW, THEREFORE, the parties, for good and valuable consideration, agree as follows:

1.	Schedule B of the Agreement is hereby replaced in its entirety with the amended Schedule B attached hereto.

Other than as amended, the Agreement remains in full force and effect.

[Remainder of page left blank; signatures on next page]

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized representative(s) of the parties hereto.

CF Secured, LLC

By:
Name:
Title:

UBS Asset Management (US) Inc.

By:
Name:
Title:

UBS Asset Management (US) Inc.

By:
Name:
Title: